CORINDUS VASCULAR ROBOTICS, INC. 8-K

Exhibit 10.3

August 7, 2019

Mark Toland

c/o Corindus Vascular Robotics, Inc.

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

Re:	Transaction Bonus

Dear Mark:

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Siemens Medical Solutions USA, Inc. (“Parent”), Corpus Merger, Inc. (“Merger Sub”), and Corindus Vascular Robotics, Inc. (the “Company”), dated as of August 7, 2019, pursuant to which, among other things, Merger Sub with merge with and into the Company, with the Company surviving as a wholly owned subsidiary of the Parent (the “Merger”). Capitalized terms used but not defined in this letter (this “Letter”) shall have the meanings given to them in the Merger Agreement.

As we have discussed, in consideration of your significant efforts with respect to the Merger, the Company shall pay you a one-time, lump-sum transaction bonus in the amount of $2,500,000, subject to your continued employment with the Company through the Effective Time (the “Bonus”). The Bonus will be paid to you promptly following the Effective Time through the Company’s payroll system (less all applicable withholding).

This Letter constitutes the entire agreement with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto. This Letter may be not be modified except by a written instrument signed by the parties hereto (and, prior to the Closing, by Parent). Notwithstanding the foregoing, this Letter shall automatically terminate and be void ab initio if the Merger Agreement is terminated in accordance with its terms, and none of the Company, Parent, you, or any other person or entity shall have any liability hereunder (including, without limitation, with respect to the Bonus) if the Closing does not occur for any reason.

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[Signature Pages Follow]

To accept the terms and conditions of this Letter, please execute where indicated below.

Very truly yours,

CORINDUS VASCULAR ROBOTICS, INC.

By:	/s/ David W. Long
Name:	David W. Long
Title:	Chief Financial Officer

[Signature Page to Toland Transaction Bonus Letter]

ACKNOWLEDGED AND AGREED:

/s/ Mark Toland
Mark Toland

[Signature Page to Toland Transaction Bonus Letter]